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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             HOMESIDE LENDING, INC.
             (Exact name of registrant as specified in its charter)


              Florida                                   59-2725415
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(State of incorporation or organization) (I.R.S. employer identification number)

 7301 Baymeadows Way, Jacksonville, FL                     32256
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(Address of principal executive offices)                 (Zip Code)


IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS EFFECTIVE UPON FILING PURSUANT TO GENERAL INSTRUCTION A.(c)(1), PLEASE CHECK THE FOLLOWING BOX. [ ]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS TO BECOME EFFECTIVE SIMULTANEOUSLY WITH THE EFFECTIVENESS OF A CONCURRENT REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 PURSUANT TO GENERAL INSTRUCTION A.(c)(2), PLEASE CHECK THE FOLLOWING BOX. [X]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED

   % Medium - Term Notes due 2000                 New York Stock Exchange
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE
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                                (Title of Class)


              -----------------------------------------------------
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The information set forth in the Section entitled "Description of Notes" in the Company's Registration Statement on Form S-1 (File No. 333-21193) filed with the Securities and Exchange Commission on February 5, 1997, as amended, including any form of prospectus contained therein filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Registration Statement"), is incorporated herein by reference.

ITEM 2.       EXHIBITS

     The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part II to the instructions as to Exhibits on Form 8-A are being filed with the New York Stock Exchange together with this Registration Statement:

     o    Registration Statement on Form S-1 (Registration No. 333-21193).

     o    Certificate of Incorporation of Registrant presently in effect.

     o    By-Laws of Registrant presently in effect.

     o Form of Registrant's % Medium-Term Notes due 2000 or more from date of issue.

     o Form of Indenture between the Registrant and the Bank of New York, as Trustee, dated as of May 15, 1997.



                     [Rest of Page Intentionally Left Blank]





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                                    SIGNATURE
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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                HOMESIDE LENDING, INC.



                                                By:  /s/ Joe K. Pickett
                                                   -----------------------------
                                                     Joe K. Pickett
                                                     Chief Executive Officer


Dated:  May 9, 1997